UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2006

COUNTERPATH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50346

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

8th Floor, 100 West Pender Street, Vancouver, British Columbia, Canada V6B 1R8

(Address of principal executive offices and Zip Code)

604.320.3344

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of April 24, 2006, Mark Bruk resigned as our President. Mr. Bruk continues to be our Chief Executive Officer and a director of our company.

Mr. Jones was appointed President and Chief Operating Officer of our company as of April 24, 2006. Mr. Jones has not had any direct or indirect material interest in any transaction during the last two years, or proposed transaction, to which our company was or is to be a party nor does Mr. Jones have any family relationships with any of the directors and executive officers of our company.

From March, 2005 to June, 2005, Mr. Jones was employed by Windy Point Capital Inc. as an Associate, Business Development & Corporate Finance, where he was responsible for identifying and executing acquisitions, divestitures and corporate financing focused on mid-market private companies. From 1997 to 2004, he was employed at the Telus Corporation in a number of positions. For the last two years at Telus, Mr. Jones was the Director, Enterprise Networking Solutions, where he was responsible for leadership of a portfolio of products for the business-to-business market. He was responsible for product life cycle management, pricing strategies, revenue and profitability management, development of strategic marketing plans, new product development, market launches, contract negotiation, and problem solving on significant customer contracts. For the two years prior to that, he was the Director, Business Development – Client Solutions, where he was responsible for defining and developing the strategic direction and take to market plans for this business unit. Prior to that, Mr. Jones was a Senior Advisor, Corporate Development, where he was responsible for developing strategy including, entering new markets, products and geographies, targeting opportunities and effecting transactions that secured market position.

Mr. Jones obtained his Masters in Business Administration (MBA), Finance/Marketing, from the University of Calgary in 1998 and his Bachelor of Arts, Economics, University of Alberta in 1993. He completed the Mergers and Acquisitions Program at the Wharton School in 2000.

Mr. Jones is employed by our subsidiary pursuant to an Employment Agreement, dated June 1, 2005. He receives a salary of CDN$15,000 per month. Mr. Jones has received stock options to acquire an aggregate of 1,017,000 shares of our common stock at an exercise price of $0.39 per share.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of April 24, 2006, our board of directors adopted certain amendments to our Bylaws. The following summary of the amendments to our Bylaws is qualified in its entirety by the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3(ii) and incorporated by reference herein.

The following amendments to our Bylaws were adopted by our board: (i) certain references to “the president” in sections 2.3, Special Meetings, and 3.6, Resignation of Directors, were replaced with “the chief executive officer” (ii) in section 3.9, Special Meetings, we replaced “vice president” with “the chief executive officer, chief operating officer and the chief financial officer” and (iii) we significantly amended Article 4 – Officers, including (1) the number of officers to be elected by the board; (2) the removal and resignation of officers; (3) duties of the named officers; and (4) certain additional matters pertaining to officers, such as the designation of employees as officers and their duties.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number	Description
3(ii)	Amended Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH SOLUTIONS, INC.

By: /s/ Mark Bruk

Mark Bruk
Chief Executive Officer

Dated: April 28, 2006